EXHIBIT 3.4

CERTIFICATE OF CORRECTION

TO CORRECT AN ERROR

IN

ARTICLES SUPPLEMENTARY

Pursuant to the provisions of Section 1-207 of Corporations and Associations Articles, Annotated Code of Maryland, the undersigned executes the following Certificate of Correction.

        1.        The name of the party to the document being corrected is Five Star Quality Care, Inc.

        2.        That an Articles Supplementary was filed with the Department of Assessments and Taxation of the State of Maryland on March 16, 2004 and that said document requires correction as permitted under the provisions of Section 1-207 of the Corporations and Associations Article of Annotated Code of Maryland.

        3.        The error or defect in said document to be corrected is as follows:

Section 3(c)

(i) If at any time dividends on any Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a “Default Period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any Default Period, such voting right of the holders of Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3I or at an annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill up to two (2) vacancies, if any, in the Board or, if such right is exercised at an annual meeting, to elect two (2) Directors. The holders of Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them at any special meeting of two (2) Directors. After the holders of Preferred Stock shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Junior Participating Preferred Stock, if any.

(iii) Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect Directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Board or the President, any Vice President or the Secretary of the Company. The Secretary of the Company shall give notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph I(iii) to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than fifteen (15) days and not later than sixty (60) days after such order or request. If such meeting is not called within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph I(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any Default Period, the holders of Common Stock, and (if applicable) other classes of stock of beneficial interest of the Company (all Company stock being referred to as “Stock”), shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their rights to elect two (2) Directors voting as a class, after the exercise of which right, (X) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (Y) any vacancy in the Board shall (except as provided in paragraph I(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of Stock which elected the Director whose office shall have become vacant. References in this paragraph I to Directors elected by the holders of a particular class of Stock shall include Directors elected by such Directors to fill vacancies as provided in clause (Y) of the foregoing sentence.

(v) Immediately upon the expiration of a Default Period, (X) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (Y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (Z) the number of Directors shall be such number as may be provided for in the Articles, any Article Supplementary or the By-Laws of the Company, irrespective of any increase made pursuant to the provisions of paragraph I(ii) of this Section 3 such number being subject, however, to change thereafter in any manner provided by law, or in the Articles of Incorporation, any Article Supplementary or the By-Laws of the Company). Any vacancies in the Board effected by the provisions of clauses (Y) and (Z) in the preceding sentence may be filled by a majority of the remaining Directors.

        4.        The foregoing inaccuracy or defect in the document is corrected to read as follows:

Section 3(c)

(i) If at any time dividends on any Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a “Default Period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any Default Period, such voting right of the holders of Junior

Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at an annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill up to two (2) vacancies, if any, in the Board or, if such right is exercised at an annual meeting, to elect two (2) Directors. The holders of Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them at any special meeting of two (2) Directors. After the holders of Preferred Stock shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Junior Participating Preferred Stock, if any.

(iii) Unless the holders of Preferred Stock shall, during an existing Default Period, have previously exercised their right to elect Directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Board or the President, any Vice President or the Secretary of the Company. The Secretary of the Company shall give notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than fifteen (15) days and not later than sixty (60) days after such order or request. If such meeting is not called within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any Default Period, the holders of Common Stock, and (if applicable) other classes of stock of beneficial interest of the Company (all Company stock being referred to as “Stock”), shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their rights to elect two (2) Directors voting as a class, after the exercise of which right, (X) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (Y) any vacancy in the Board shall (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors

(v) Immediately upon the expiration of a Default Period, (X) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (Y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (Z) the number of Directors shall be such number as may be provided for in the Articles, any Article Supplementary or the By-Laws of the Company, irrespective of any increase made pursuant to the provisions of paragraph (c)(ii) of this Section 3 such number being subject, however, to change thereafter in any manner provided by law, or in the Articles of Incorporation, any Article Supplementary or the By-Laws of the Company). Any vacancies in the Board effected by the provisions of clauses (Y) and (Z) in the preceding sentence may be filled by a majority of the remaining Directors.

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        IN WITNESS WHEREOF, FIVE STAR QUALITY CARE, INC. has caused this Certificate of Correction to be signed in its name and on its behalf by a majority of its entire Board of Trustees and witnessed by its Secretary on March 19, 2004.

WITNESS: /s/ Bruce J. Mackey	FIVE STAR QUALITY CARE, INC. By: /s/ Evrett W. Benton Evrett W. Benton President, Chief Executive Officer and Secretary

        THE UNDERSIGNED, ASSISTANT SECRETARY OF FIVE STAR QUALITY CARE, INC., with respect to the foregoing Certificate of Correction of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Trust, the foregoing Certificate of Correction to be the act of said Trust and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Jennifer B. Clark Jennifer B. Clark Assistant Secretary